SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant:  X
Filed by a Party other than the Registrant:

Check the appropriate box:

    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e(2)).
 X  Definitive Proxy Statement
    Definitive Additional Materials
    Soliticiting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12.


                 FUTURE MEDICAL TECHNOLOGIES INTERNATIONAL, INC.
                -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Board of Directors
                -------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check appropriate box):

    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
    6(i)(2) or Item 22(a)(2) of Schedule 14A. (PAID PREVIOUSLY) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

1) Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies.
3)  Proposed maximum aggregate value of transaction.
4)  Proposed maximum aggregate value of transaction.
5)  Total fee paid:

_X_ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:  $125.00
2)  Form Schedule or Registration Statement No.  DEF 14A
3)  Filing Party:  Registrant
4)  Date Filed:  August 29, 1996